Exhibit 99.1

ADDENDUM “A”

TO MASTER SERVICES AGREEMENT

This agreement between Ness USA, Inc. (formerly known as Ness Global Services, Inc.), located at 160 Technology Drive, Canonsburg, PA 15317 (“NESS”) and Chordiant Software, Inc., located at 20400 Stevens Creek Blvd., Cupertino, CA 95014 (“COMPANY”) is an Addendum (the “Addendum”) to the Master Services Agreement executed on December 15, 2003 (the “Agreement”) between NESS and COMPANY

WHEREAS the parties hereto wish to extend the term of the Agreement, which otherwise would expire by its own terms and those of subsequent extensions on December 14, 2008

Accordingly, in consideration of the promises and covenants set forth below, the parties agree as follows, intending to be legally bound:

1.	The term of the Agreement shall be extended through and including December 14, 2009

2.	With the exception of the foregoing change, the terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Addendum, intending to be legally bound, as of the day and year written above.

Accepted by:		Accepted by:

/s/ Rocco Cozza		/s/ Charles Altomare
Name:	Rocco Cozza	Name:	Charles Altomare
Title:	General Counsel	Title:	VP, Engineering

Date:	8-15-08	Date:	15-August-2008

For:	Ness USA, Inc.	For:	Chordiant Software, Inc.
(f/k/a Ness Global Service, Inc.)